UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 27, 2007

Date of Report (Date of
earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(650) 583-3774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Market

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d)                                 On September 27, 2007, NASDAQ approved the Company’s application to transfer the listing of the Company’s common shares from The NASDAQ Capital Market to The NASDAQ Global Market effective with the open of business on October 1, 2007. The trading symbol for the Company’s common stock will continue to be PARD.

See press release dated September 27, 2007 attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 8 – Other Events

Item 8.01.                                          Other Events.

On October 1, 2007, NeoRx Manufacturing Group, Inc., a wholly owned subsidiary of the Company, completed the sale of certain real estate and personal property located at 3100 Jim Cristal Road in Denton, Texas (the “Property”) to Molecular Insight Pharmaceuticals, Inc. The Company received a cash purchase price of $3,000,000 for the Property.

For additional information, see Contract of Purchase and Sale dated as of May 16, 2007, which was attached as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 18, 2007.

Section 9 – Financial Statements and Exhibits

Item 9.01.                                          Financial Statements and Exhibits.

(d)

  Exhibits.

  99.1 - Press release dated September 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: October 1, 2007	By:	/s/ Anna L. Wight
Name: Anna L. Wight
Title: Vice President, Legal

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 27, 2007